Exhibit 5.1

SIDLEY AUSTIN LLP ONE SOUTH DEARBORN STREET CHICAGO, IL 60603 +1 312 853 7000 +1 312 853 7036 FAX AMERICA • ASIA PACIFIC • EUROPE

June 21, 2023

PayPal Holdings, Inc.

2211 North First Street

San Jose, California 95131

Re: Post-Effective No. 1 to Registration Statement on Form S-8

Ladies and Gentlemen:

We refer to the Post-Effective Amendment No. 1 (the “Post-Effective Amendment”) to Registration Statement on Form S-8 (File No. 333-266139) (the “Registration Statement”) being filed by PayPal Holdings, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), covering shares of common stock, $0.0001 par value per share, of the Company (“Common Stock”), which may be issued under the PayPal Holdings, Inc. 2015 Equity Incentive Award Plan, as amended and restated (the “2015 Plan”).

On May 24, 2023 (the “Effective Date”), the stockholders of the Company approved the amendment and restatement of the 2015 Plan. The total number of shares of Common Stock that may be granted under the 2015 Plan includes, in addition to 32,030,517 new shares of Common Stock (included by the Company on a new Registration Statement on Form S-8 filed by the Company with the Commission on June 21, 2023), the number of shares of Common Stock that remained available for issuance under the PayPal Holdings, Inc. 2022 Inducement Plan as of the Effective Date (the “Inducement Plan Shares”).

This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

We have examined the Post-Effective Amendment, the Registration Statement, the Company’s Restated Certificate of Incorporation, the Company’s Amended and Restated Bylaws, the 2015 Plan, resolutions adopted by the board of directors of the Company relating to the Registration Statement and the 2015 Plan, and the proposal adopted by the stockholders of the Company relating to the 2015 Plan at the Company’s 2023 Annual Meeting of Stockholders. We have also examined originals, or copies of originals certified to our satisfaction, of such agreements, documents, certificates and statements of the Company and other corporate documents and instruments, and have examined such questions of law, as we have considered relevant and necessary as a basis for this opinion letter. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all persons and the conformity with the original documents of any copies thereof submitted to us for

Sidley Austin LLP is a limited liability partnership practicing in affiliation with other Sidley Austin partnerships.

PayPal Holdings, Inc.

June 21, 2023

examination. As to facts relevant to the opinions expressed herein, we have relied without independent investigation or verification upon, and assumed the accuracy and completeness of, certificates, letters and oral and written statements and representations of public officials and officers and other representatives of the Company.

Based on the foregoing, we are of the opinion that each Inducement Plan Share that is newly issued pursuant to the 2015 Plan will be validly issued, fully paid and non-assessable when: (i) the Post-Effective Amendment, as finally amended, shall have become effective under the Securities Act; (ii) such Inducement Plan Share shall have been duly issued and delivered in accordance with the 2015 Plan; and (iii) a certificate representing such Inducement Plan Share shall have been duly executed, countersigned and registered and duly delivered to the person entitled thereto against payment of the agreed consideration therefor (in an amount not less than the par value thereof) or, if any Inducement Plan Share is to be issued in uncertificated form, the Company’s books shall reflect the issuance of such Inducement Plan Share to the person entitled thereto against payment of the agreed consideration therefor (in an amount not less than the par value thereof), all in accordance with the 2015 Plan.

This opinion letter is limited to the General Corporation Law of the State of Delaware. We express no opinion as to the laws, rules or regulations of any other jurisdiction, including, without limitation, the federal laws of the United States of America or any state securities or blue sky laws.

We hereby consent to the filing of this opinion letter as an exhibit to the Post-Effective Amendment and to all references to our Firm included in or made a part of the Post-Effective Amendment. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Sidley Austin LLP
Sidley Austin LLP